UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders.
For more information on the proposals submitted to shareholders at the Annual Meeting held on May 28, 2021, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2021 as revised by the Company’s filing on Form DEFR14A on May 5, 2021. Set forth below are the final voting results for each of the proposals submitted to the Company’s shareholders at the Annual Meeting.

Proposal 1: Election of Directors

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Raul Alvarez	527,131,955	5,203,994	95,683,836
David H. Batchelder	527,566,170	4,769,779	95,683,836
Angela F. Braly	520,884,625	11,451,324	95,683,836
Sandra B. Cochran	528,766,381	3,569,568	95,683,836
Laurie Z. Douglas	526,910,060	5,425,889	95,683,836
Richard W. Dreiling	489,431,431	42,904,518	95,683,836
Marvin R. Ellison	530,517,964	1,817,985	95,683,836
Daniel J. Heinrich	524,150,870	8,185,079	95,683,836
Brian C. Rogers	527,442,154	4,893,795	95,683,836
Bertram L. Scott	514,622,129	17,713,820	95,683,836
Mary Beth West	530,849,519	1,486,430	95,683,836
Proposal 2: Advisory approval of Lowe’s named executive officer compensation in fiscal 2020

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
488,545,330	41,989,771	1,800,848	95,683,836
Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2021

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
597,647,201	29,770,383	602,201	N/A
Proposal 4: Shareholder proposal regarding amending the Company’s proxy access bylaw to remove shareholder aggregation limits

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
173,541,836	356,531,151	2,262,962	95,683,836

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: June 1, 2021	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Executive Vice President, General Counsel and Corporate Secretary